UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2006

The McClatchy Company

(Exact name of registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Q Street Sacramento, CA	95816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 321-1846

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Knight-Ridder Merger Agreement

On March 12, 2006, The McClatchy Company (“McClatchy” or the “Company”), a Delaware corporation, and Knight-Ridder, Inc (“Knight Ridder”), a Florida corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, McClatchy will acquire Knight Ridder by means of a merger of Knight Ridder with and into McClatchy (the “Merger”), with McClatchy continuing as the surviving corporation after the Merger.

The completion of the Merger is subject to various customary conditions, including obtaining the approval of Knight Ridder shareholders and termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes.

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of Knight Ridder, each share of Knight Ridder common stock issued and outstanding immediately prior to the Effective Time will be converted into $40.00 in cash (without interest) and a fixed exchange ratio of 0.5118 of a share of McClatchy Class A common stock (the “Merger Consideration”). McClatchy’s Class A common stock and Class B common stock will remain authorized and outstanding following the Merger.

Each option to purchase shares of Knight Ridder common stock granted under employee and director stock plans of Knight Ridder that is outstanding as of a date that is seven days prior to the Effective Time shall, as of a date that is seven days prior to the Effective Time, immediately vest as to 100% of the shares subject to such option, and shall, to the extent not exercised prior, be cashed out at the Effective Time for an amount reflecting the in the money value of such option measured against the value of the Merger Consideration as determined in accordance with the terms of the Merger Agreement. Immediately prior to the Effective Time, each right of any kind to receive shares of Knight Ridder common stock or benefits measured in whole or part by the value of a number of shares of Knight Ridder common stock granted under employee and director stock plans of Knight Ridder, other than certain restricted Knight Ridder common stock, employee stock purchase plan shares and options, which is outstanding immediately prior to the Effective Time shall be fully vested and converted into a right to receive an amount in cash reflecting the in the money value of such right measured against the value of the Merger Consideration as determined in accordance with the terms of the Merger Agreement. Immediately prior to the Effective Time, each award of restricted Knight Ridder common stock shall vest in full and be converted into the right to receive the Merger Consideration.

If the Merger is completed, McClatchy will appoint two Knight Ridder directors acceptable to McClatchy to McClatchy’s board of directors. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, Knight Ridder is required to pay a termination of fee of $171,900,000 to McClatchy.

The Board of Directors of McClatchy and Knight Ridder have approved the Merger and the Merger Agreement. Subsequent to the execution of the Merger Agreement, holders of McClatchy Class B common stock acting by written consent adopted the Merger Agreement, approved the issuance of the shares in the Merger and approved an amendment to McClatchy’s restated certificate of incorporation to increase the authorized Class A common stock from 100 million shares to 200 million shares in connection with the Merger. No further vote of McClatchy’s stockholders is required in connection with the Merger.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Report as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about McClatchy or Knight Ridder. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by McClatchy and Knight Ridder to each other in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between McClatchy and Knight Ridder rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about McClatchy or Knight Ridder.

Credit Facility Commitment Letter

On March 12, 2006, McClatchy entered into a commitment letter for a $3.75 billion senior credit facility with Bank of America, N.A, Banc of America Securities LLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (the “Commitment Letter”). The Commitment Letter and the Summary of Terms attached thereto are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The senior credit facility (the “Senior Credit Facility”) described in the Commitment Letter includes: (a) a term loan facility of up to $2.2 billion (the “Term A Facility”), (b) a bridge loan facility of up to $550 million (the “Bridge Facility”) and (c) a revolving credit facility of up to $1.0 billion (the “Revolving Facility”). The lenders’ commitments under the Commitment Letter terminate on the earlier of the date the definitive loan documents related to the Senior Credit Facility become effective and the End Date (as defined in the Merger Agreement).

The Company intends to use the proceeds from the Senior Credit Facility (i) to fund a portion of the proposed Merger pursuant to the Merger Agreement, (ii) to refinance outstanding amounts under McClatchy’s and Knight Ridder’s existing credit agreements, (iii) for working capital, (iv) to support McClatchy’s commercial paper program and (v) for other general corporate purposes. Pursuant to the Commitment Letter, the Company may prepay borrowings without penalty, subject to reimbursements of certain lender costs.

McClatchy will be entitled to borrow at an interest rate equal to (i) the London Interbank Offered Rate (“LIBOR”) plus an applicable margin (to be determined in accordance with the performance grid set forth in Exhibit 10.1 attached hereto) or (ii) the alternate base rate, which is defined as the higher of the (x) Bank of America prime rate and (y) the federal funds rate plus .50%, plus an applicable margin. A default rate shall apply on all obligations in the event of default under the Senior Credit Facility at a rate per annum of 2% above the applicable interest rate.

The lenders’ financing commitments under the Commitment Letter are subject to the following, among other, conditions: (a) the negotiation, execution and delivery of definitive documentation for the Senior Credit Facility consistent with the Summary of Terms, (b) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement), (c) the accuracy and completeness in all material respects of all representations that McClatchy and its affiliates made in connection with the Commitment Letter and McClatchy’s compliance with the terms of the Commitment Letter and related documents, (d) the absence of any competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of McClatchy or any of its subsidiaries, (e) the simultaneous termination of the existing credit agreement dated May 10, 2004 among McClatchy, various financial institutions and Bank of America, N.A. as agent, upon repayment of all outstanding loans, fees and other amounts accrued or owing thereunder, concurrently with, or prior to, the initial borrowing under the Senior Credit Facility, (f) the receipt of pro forma corporate ratings for McClatchy and ratings on the Senior Credit Facility from certain credit rating agencies, (g) receipt of confirmation that all continuing public indebtedness of Knight Ridder and its subsidiaries will, after giving effect to the Merger, will be an obligation of McClatchy, (h) receipt of confirmation that the Merger will be consummated as contemplated in the Commitment Letter and in accordance with the Merger Agreement without any amendment or modification of any material provision of the Merger Agreement, subject to certain exceptions and (i) receipt of confirmations that all conditions precedent to the consummation of the Merger have been satisfied or appropriately waived.

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The Term A Facility will mature five years following the closing of the Senior Credit Facility. The Bridge Facility will mature two years following the closing of the Senior Credit Facility. The Revolving Facility will mature five years following the closing of the Senior Credit Facility. The Senior Credit Facility will be subject to certain mandatory prepayments, which will include prepayments from proceeds of sales of property and assets of McClatchy and its subsidiaries, excluding sales of inventory in the ordinary course and other exceptions to be agreed.

The loan documents will contain customary covenants and representations and warranties, including certain financial covenants related to maintenance of a maximum total leverage ratio and an interest coverage ratio. Pursuant to the Commitment Letter, McClatchy has agreed to indemnify and hold harmless Bank of America, N.A., Bank of America Securities LLC, JPMorgan Chase Bank, N.A., and J.P. Morgan Securities Inc., and their respective affiliates from any losses, liabilities, claims, damages or expenses arising out of or in connection with the Senor Credit Facility, McClatchy’s use of the loan proceeds or commitments.

McClatchy is also a party to an existing credit agreement dated May 10, 2004 by and among Bank of America, N.A. as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, JPMorgan Chase Bank as Syndication Agent and Banc of America Securities LLC and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Managers (the “Credit Agreement”), which will be terminated upon entry into the Senior Credit Facility pursuant to the Commitment Letter. Pursuant to the existing Credit Agreement, McClatchy has a five-year, senior unsecured revolving credit facility, which provides for borrowings of up to $500 million from a syndicate of banks through May 11, 2009.

Item 8.01. Other Events.

On March 13, 2006, The McClatchy Company, a Delaware corporation, issued a press release announcing that it entered into a definitive agreement to acquire Knight-Ridder, Inc.

The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between The McClatchy Company and Knight-Ridder, Inc., dated March 12, 2006

10.1	Commitment Letter by and among Bank of America, N.A., Banc of America Securities LLC, JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc. and The McClatchy Company, dated March 9, 2006

99.1	Press Release issued jointly by The McClatchy Company and Knight-Ridder, Inc., dated March 13, 2006

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

McClatchy plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction, and McClatchy and Knight Ridder plan to file with the SEC and mail to their respective stockholders an Information Statement/Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Information Statement/Proxy Statement/Prospectus will contain important information about McClatchy, Knight Ridder, the transaction and related matters. Investors and security holders are urged to read

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the Registration Statement and the Information Statement/Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Information Statement/Proxy Statement/Prospectus and other documents filed with the SEC by McClatchy and Knight Ridder through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Information Statement/Proxy Statement/Prospectus when they become available from McClatchy by contacting Investor Relations at www.mcclatchy.com, by mail to 2100 Q Street, Sacramento, CA 95816 or by telephone at 916-321-1846 or from Knight Ridder by contacting Investor Relations at www.knightridder.com, by mail to Suite 1500, 50 W. San Fernando St., San Jose, CA 95113 or by telephone at 408-938-7838.

McClatchy and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Knight Ridder in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Information Statement/Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in McClatchy’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about March 28, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from McClatchy by contacting Investor Relations at www.mcclatchy.com, by mail to 2100 Q Street, Sacramento, CA 95816 or by telephone at 916-321-1846.

Knight Ridder and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Knight Ridder in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Information Statement/Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Knight Ridder’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about March 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Knight Ridder by contacting Investor Relations at www.knightridder.com, by mail to Suite 1500, 50 W. San Fernando St., San Jose, CA 95113 or by telephone at 408-938-7838.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCCLATCHY COMPANY

Date: March 13, 2006	By:	/s/ Patrick J. Talamantes
	Name:	Patrick J. Talamantes
	Title:	Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between The McClatchy Company and Knight-Ridder, Inc., dated March 12, 2006

10.1	Commitment Letter by and among Bank of America, N.A., Banc of America Securities LLC, JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc. and The McClatchy Company, dated March 9, 2006

99.1	Press Release issued jointly by The McClatchy Company and Knight-Ridder, Inc., dated March 13, 2006